SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   F O R M 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) August 30, 2005
                                                     ----------------------


                                NORTH BAY BANCORP
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             (Exact name of registrant as specified in its charter)


          California                     0-31080                68-0434802
---------------------------------  --------------------   ---------------------
 (State or other jurisdiction of       (Commission             (IRS Employer
        incorporation)                 File Number)         Identification No.)


  1190 Airport Road, Suite 101, Napa, California                 94558
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    (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code   (707) 257-8585
                                                    -------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement


Agreement with Resources Global Professionals
---------------------------------------------

In connection with the appointment of Philip Rice as Interim Chief Financial Officer of North Bay Bancorp (the "Company"), as reported under Item 5.02(c) of this Report, the Board of Directors of the Company approved a Professional Services Agreement with Resources Global Professionals. Mr. Rice is an associate of Resources Global Professionals. Under this agreement, Resources Global
Professionals is an independent contractor, with Mr. Rice designated as the associate assigned to the Company.

The agreement is for a period of approximately 2 months, or as needed, and the Company agrees to provide 14 days notice of termination of the services to be provided under the agreement. Resources Global Professionals will be compensated for Mr. Rice's time at the rate of $155 per hour, and $193.75 per hour for each hour over eight in one day or forty in one week. Hours over 12 in one day will be billed as double-time.

The maximum liability for each party to the agreement to the other shall not exceed fees paid by the Company to Resources Global Professionals. Each party agrees to indemnify and hold harmless the other from against any and all actions, losses, damages, claims, liabilities, costs or expenses in any way arising out of or relating to the agreement brought by a third party, except to the extent finally determined to have resulted from the intentional misconduct or gross negligence of the party seeking indemnification.

Resources Global Professionals agrees to preserve the confidential nature of information received from the Company. The Company agrees that it will not hire or contract for services any professional provided by Resources Global Professionals for the later of one year from the effective date of the agreement or 6 months after completion of Resources Global Professionals's engagement by the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


(b) Resignation of Principal Financial Officer
    ------------------------------------------

Effective August 30, 2005, Lee-Ann Cimino is being replaced as Senior Vice President and Chief Financial Officer of the Company, but will continue to perform services for the Company at least through September 30, 2005.


(c) Appointment of  Interim Principal Financial Officer
    ---------------------------------------------------

The Company's Board of Directors appointed Philip Rice as Interim Chief Financial Officer the Company, effective August 30, 2005. Mr. Rice, age 48, is an associate with Resources Global Professionals. As more full described under
Item 1.01, above, Resources Global Professionals will be reimbursed $155 per hour for Mr. Rice's time. No travel or lodging expenses will be paid.


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


Mr. Rice became an associate with Resources Global Professionals in 2005, and prior to being engaged by the Company, he assisted a significant financial institution with risk and control assessments and documentation processes for compliance with Section 404 (Internal Controls) of the Sarbanes-Oxley Act of 2003. During 2004, he was Interim Treasurer of Oracle Corporation and assisted with capital market transactions, cash repatriation strategies, and Sarbanes-Oxley treasury process review. From 2002-2004, Mr. Rice was Director, Head of Regional Coverage, West Coast for Dresdener Kleinwort Wasserstein, responsible for strategic business development and West Coast client coverage for corporations, money managers, and financial institutions. In 2001, he served as Chief Financial Officer of DigiScents, involved in, among other functions, planning and orchestrating a new product launch for a privately held organization. During 2000 he served as Executive Vice President and Chief Financial Officer of RateXchange Corporation, with broad operational responsibilities ranging across finance, mergers and acquisitions, corporate strategy, legal affairs, human resources, investors relations and SEC reporting functions. Mr. Rice is a graduate of Williams College and the University of California, Haas School of Business where he earned the MBA degree with a concentration in finance and option pricing theory.

Mr. Rice has no family relations with any other director or principal officer of the Company.


Item. 8.01 Other Items

The Company has revised its June 25, 2001 Policy on Fair Disclosure (the "FD Policy'). A copy of the revised FD policy is attached to this Report as Exhibit 99.1.


Item. 9.01 Financial Statements and Exhibits


Exhibit 99.1 North Bay Bancorp Policy on Fair Disclosure


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

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 26, 2005        NORTH BAY BANCORP


                             /s/  Terry L. Robinson
                             ----------------------------------------------
                             Terry L. Robinson, President and Chief
                             Executive Officer (Principal Executive Officer)



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